EXHIBIT 32.1

             CERTIFICATION OF PRESIDENT AND CHIEF FINANCIAL OFFICER,
           ROBERT BASKIND, PURSUANT TO U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Tilden Associates, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, Robert Baskind, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SEC. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.



May 23, 2005                           /s/ ROBERT BASKIND
                                       -----------------------------------------
                                       Robert Baskind
                                       President and
                                       Chief Financial Officer

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